                                  Exhibit 99

                            Joint Filer Information

Designated Filer:           BLUM CAPITAL PARTNERS, L.P.

Date of Earliest Transaction

Required to be Reported:          September 28, 2012

Issuer & Symbol:                  PRG-Schultz International, Inc. (PRGX)

Address of each Reporting Person for this Form 4:

909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge

and belief, the undersigned certify that the information

set forth in this statement is true, complete and correct.

October 2, 2012

RICHARD C. BLUM & ASSOCIATES, INC.     BLUM CAPITAL PARTNERS, L.P.

                                       By:  Richard C. Blum & Associates, Inc.

                                            its General Partner

By:  /s/ Gwen G. Reinke                By:  /s/ Gwen G. Reinke

     ------------------------------         ------------------------------

     Gwen G. Reinke                         Gwen G. Reinke

     Partner, General Counsel and           Partner, General Counsel and

     Chief Compliance Officer               Chief Compliance Officer

BLUM STRATEGIC GP II, L.L.C.

By: /s/ Gwen G. Reinke

    -------------------------------

    Gwen G. Reinke

    Member